Exhibit 10.3

PATENT AND TRADEMARK LICENSE AGREEMENT

THIS AGREEMENT is made this 15th day of June, 2004 by and between Headwaters Technology Innovation Group, Inc., a Utah corporation (“Licensor”), and FT Solutions LLC, a Delaware limited liability company (“Licensee”). Capitalized terms used but not otherwise defined herein shall have the meanings given in the Operating Agreement of Licensee.

BACKGROUND

Licensee desires to license the intellectual property and marks relating to GTL technology from Licensor and Licensor is willing to grant to Licensee an exclusive license to use, distribute and sublicense all such intellectual property and marks throughout the world subject and pursuant to the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Grant of License and Distribution Rights.

(a) Licensor hereby grants to Licensee an exclusive (even as to Licensor), irrevocable right and license to market, promote, sublicense (subject to Sections 2 and 3 below), produce catalysts, sell and otherwise distribute products and services covered by Licensor’s GTL technology, including GTL-related know-how, processes, methods, trade secrets, drawings, and those patents and patent applications set forth in Annex A, attached hereto and made a part hereof (collectively the “Intellectual Property”) throughout the world to entities that resell or further sublicense such products and services covered by the Intellectual Property to others and to Persons that install or implement such catalysts, products and services covered by the Intellectual Property for others.

(b) Licensor hereby grants to Licensee an exclusive (even as to Licensor), right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to modify, adapt, update, develop upgrades for and otherwise create derivative works and improvements based on or related to the Intellectual Property (collectively, “Derivative Works”).

(c) Licensor hereby grants to Licensee an exclusive (even as to Licensor), irrevocable right and license (including the right, subject to Sections 2 and 3 below, to sublicense) to use the Intellectual Property for its own purposes solely in support of Sections 1.a. and 1.b. above.

(d) Licensor hereby grants to Licensee a non-exclusive right and license to use and sublicense any of Licensor’s trademarks set forth in Annex B (the “Marks”) which are held in connection with those products and services provided by Licensee that relate to or are covered by the Intellectual Property.

The foregoing rights and licenses do not extend to uses of Intellectual Property in any field other than GTL applications.

2. Sublicensing. Any sublicense of the Intellectual Property permitted under Sections 1.a., 1.b., 1.c. and 1.d. above from Licensee to a third-party sublicensee (“Sublicensee”) shall be in writing and shall require the Sublicensee to agree to comply with and observe the terms applicable to Sublicensees in this Agreement.

3. Royalty. Licensee shall not pay a royalty to Licensor, but shall receive distributions pursuant to the terms and conditions of the Operating Agreement of the Licensee.

4. Ownership of Intellectual Property.

(a) Licensee and any Sublicensee acknowledge that as between Licensor and Licensee, or Licensor and Sublicensee as the case may be, Licensor owns all right, title and interest in and to the Intellectual Property and Marks, and Licensee and any Sublicensee agree that all use of the Intellectual Property and Marks shall inure to the benefit of and be on behalf of Licensor. Other than as expressly provided, neither Licensee nor Sublicensee shall acquire any rights in or to the Intellectual Property or Marks. Licensee (but not Sublicensee) shall own all right, title and interest in and to any Derivative Works.

(b) Licensee and any Sublicensee shall, at Licensor’s expense, execute all documents and otherwise reasonably cooperate in establishing, confirming and enforcing Licensor’s ownership rights or other interests in and to the Intellectual Property and Marks. Licensor shall, at Licensor’s expense, execute all documents and otherwise reasonably cooperate in establishing, conforming and enforcing Licensee’s ownership rights or other interests in and to any Derivative Works.

5. Confidentiality and Non-Disclosure.

(a) Licensor, Licensee and any Sublicensee each agree that it shall not use in an unauthorized manner, disclose, reproduce, publish, distribute or disseminate, in whole or in part, to any third party, any proprietary or confidential information received in connection with this Agreement, the Intellectual Property or the performance of any obligations herein.

(b) The above obligations of confidentiality and non-disclosure shall not extend to proprietary or confidential information which: (a) was known to the receiving party prior to receipt thereof from the disclosing party, (b) is disclosed to the receiving party in good faith by a third party under no obligation of confidence and with the right to make such disclosure, (c) is or shall have become part of the public domain through no fault of the receiving party or any other party with an obligation of confidentiality to the disclosing party, or (d) is required to be disclosed by the receiving party by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory standards; provided, however, that the disclosing party is promptly informed of any such requirement and has a reasonable opportunity to apply for protection from such disclosure, which application will not be contested by the receiving party.

(c) The foregoing confidentiality and non-disclosure obligations shall survive the term of this Agreement.

6. Infringement by Third Parties.

(a) Licensee agrees, promptly upon discovery, to notify Licensor in writing of any unauthorized use or potential unauthorized use of the Intellectual Property or Marks by third parties of which it becomes aware. As between Licensor and Licensee, Licensee shall have the sole right and discretion, subject to Section 6.b. below, to take appropriate legal action involving the Intellectual Property and Marks. If Licensee decides that taking legal action is appropriate, Licensee will be responsible for any costs incurred and will be entitled to retain any damages it recovers. Licensor agrees to cooperate fully with Licensee (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensee, with respect to any such legal action and shall each be entitled to retain any damages it recovers, provided that (i) a reasonable portion of any such recovery by Licensor be used to reimburse Licensee for a reasonable portion of Licensee’s actual legal expenses and (ii) to the extent Licensor’s recovery is properly attributable to harm sustained by Licensor in connection with Licensee’s exclusive rights under this Agreement, Licensor shall be entitled to a reasonable portion of any such recovery.

(b) In the event that Licensee elects not to take legal action pursuant to Section 6.a. above, Licensor may do so, at its sole expense. In this case, Licensee agrees to cooperate fully with Licensor (including giving its consent to being joined as a party in any such legal action), at the sole expense of Licensor, with respect to any such legal action.

7. Indemnity. Licensor shall, at its sole expense, defend or settle any claim, action or allegation brought against Licensee and any Sublicensee on the grounds that the Intellectual Property or Marks, or use thereof (provided that such use is consistent with this Agreement), infringes any patent, copyright, trademark or trade secret, or any intellectual property right of any third party so long as Licensee and any Sublicensee give prompt written notice to Licensor of any such claim, action or allegation of infringement. Licensor shall have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, provided that Licensor shall not impose any obligation upon Licensee or any Sublicensee without the prior written approval of Licensee or such Sublicensee. Licensee and any Sublicensee shall give such assistance and information (including giving its consent to being joined as a party in any legal action), at the sole expense of Licensor, as Licensor may reasonably require to settle or oppose such claims.

8. No Contest. Licensee and any Sublicensee each agree that it shall not challenge, dispute or otherwise contest, or assist others in challenging, disputing or otherwise contesting, the validity, enforceability or ownership by Licensor of the Intellectual Property and Marks. Licensor agrees that it shall not challenge, dispute or otherwise contest, or assist others in challenging, disputing or otherwise contesting the validity, enforceability or ownership by Licensee of the Derivative Works.

9. Term. This Agreement, and the license and rights granted to Licensee and any Sublicensee herein, shall continue during the life of any patent owned or licensed by Licensor containing a claim covering the Intellectual Property or while any application for patent owned or licensed by Licensor containing a claim covering the Intellectual Property is pending, whichever is later.

10. Representations and Warranty.

(a) Licensor represents that as of the date of this Agreement, Licensor has sufficient rights, title and interest in and to the Intellectual Property and Marks to provide the license contemplated herein, and that the grant of license herein shall not violate, conflict with or result in a breach of or default by Licensor of any other agreement.

(b) Licensor represents that as of the date of this Agreement, Licensor has no knowledge that the Intellectual Property or Marks (including the use thereof in accordance with this Agreement) infringes any patents, copyrights, trademarks, trade secrets or other intellectual property rights of any third party.

(c) Licensor represents and warrants that the Intellectual Property and any documentation and/or training provided shall be sufficient and adequate to permit Licensee to use and access the Intellectual Property in accordance with this Agreement.

(d) EXCEPT AS SET FORTH IN SECTIONS 10.a., 10.b. AND 10.c. ABOVE, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING OR RELATING TO THE INTELLECTUAL PROPERTY AND MARKS, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO LICENSEE UNDER THIS AGREEMENT, INCLUDING LICENSOR’S WILLINGNESS OR ABILITY TO COMMERCIALLY MANUFACTURE OR SUPPLY CATALYST OR OTHER PRODUCTS. OTHER THAN AS EXPRESSLY PROVIDED, LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND MARKS.

11. LIMITATION OF LIABILITIES. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY SUBLICENSEE OR ANY OTHER ENTITY FOR ANY DAMAGES OR LOSS CAUSED BY DELAY IN DELIVERY OR FURNISHING OF DATA USING THE INTELLECTUAL PROPERTY. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (I) INDEMNIFICATION OBLIGATIONS OR (II) BREACHES OF THE CONFIDENTIALITY OBLIGATIONS.

12. Miscellaneous.

(a) Complete Agreement. This Agreement, including any exhibits, schedules and annexes attached hereto, together with the Operating Agreement of Licensee and the Additional Agreements defined therein, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

(b) Assignment; Transfer. This Agreement, and the obligations, rights or license hereunder, may not be assigned or transferred by Licensee.

(c) Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties and their respective successors and assigns.

(d) Governing Law; Venue; Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed, including, without limitation, as to validity, interpretation and effect, by the laws of Delaware, United States without regard to the principles of conflict of laws.

(e) Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

(f) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

(g) Waiver; Amendment. No waiver of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

(h) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto by its duly authorized representative has caused this Agreement to be executed as of the date first above written.

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.

By:
Name:	James A. Lepinski
Title:	Vice President, New Technology and Business Development

FT SOLUTIONS LLC

By:
Name:
Title: